Citigroup Global Markets Holdings Inc.	February 26, 2018 Medium-Term Senior Notes, Series N Pricing Supplement No. 2018-USNCH0986 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-216372 and 333-216372-01

Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the VanEck Vectors® Gold Miners ETF and the Shares of the VanEck Vectors® Junior Gold Miners ETF Due March 1, 2019

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The securities offer the potential for contingent quarterly coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. In exchange for this higher potential yield, you must be willing to accept the risks that (i) your actual yield may be lower than the yield on our conventional debt securities of the same maturity because you may not receive one or more, or any, contingent coupon payments; (ii) your actual yield may be negative because, at maturity, what you receive may be worth significantly less than the stated principal amount of your securities and possibly worth nothing; and (iii) the securities may be automatically redeemed prior to maturity beginning approximately three months after the issue date. Each of these risks will depend on the performance of the worst performing of the shares of the VanEck Vectors® Gold Miners ETF and the shares of the VanEck Vectors® Junior Gold Miners ETF (each, the “underlying shares”), as described below. You will be subject to risks associated with each of the underlying shares and will be negatively affected by adverse movements in either of the underlying shares regardless of the performance of any other underlying shares. Although you will be exposed to downside risk with respect to the worst performing underlying shares, you will not participate in any appreciation of the underlying shares or receive any dividends paid on the underlying shares.

▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments and/or deliveries on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.

Underlying shares:

Underlying shares	Initial share price*	Coupon barrier price**	Final barrier price***	Equity ratio****
Shares of the VanEck Vectors® Gold Miners ETF	$22.18	$17.744	$17.744	$45.08566
Shares of the VanEck Vectors® Junior Gold Miners ETF	$32.47	$25.976	$25.976	$30.79766

The VanEck Vectors® Gold Miners ETF and VanEck Vectors® Junior Gold Miners ETF are each an “underlying share issuer.”

* The closing price of the applicable underlying shares on the pricing date

** For each of the underlying shares, 80% of their initial share price

*** For each of the underlying shares, 80% of their initial share price

**** The stated principal amount divided by the applicable initial share price, subject to anti-dilution adjustments for certain corporate events

Aggregate stated principal amount:	$1,912,000
Stated principal amount:	$1,000 per security
Pricing date:	February 26, 2018
Issue date:	March 1, 2018. See “Supplemental Plan of Distribution” in this pricing supplement for additional information.
Valuation dates:	May 29, 2018, August 27, 2018, November 26, 2018 and February 26, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day for either of the underlying shares or if certain market disruption events occur with respect to either of the underlying shares
Maturity date:	Unless earlier redeemed, March 1, 2019
Contingent coupon payment dates:	For each valuation date, the fifth business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date
Contingent coupon:	On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.75% (11.00% per annum) of the stated principal amount of the securities if and only if the closing price of the worst performing underlying shares on the related valuation date is greater than or equal to the applicable coupon barrier price. If the closing price of the worst performing underlying shares on any quarterly valuation date is less than the applicable coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date.
Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity for each security you then hold:

▪  If the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to the applicable final barrier price: $1,000 plus the contingent coupon payment due at maturity

▪  If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable final barrier price:

a fixed number of the worst performing underlying shares equal to the applicable equity ratio (or, if we exercise our cash election right, the cash value of those shares based on their closing price on the final valuation date)

If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable final barrier price, you will receive a number of the worst performing underlying shares (or, in our sole discretion, cash) worth less than 80% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity. The number of full underlying shares and any cash in lieu of a fractional underlying share that you receive at maturity will be calculated based on the aggregate number of securities you then hold.

Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee(3)	Proceeds to issuer
Per security:	$1,000.00	$12.50	$987.50
Total:	$1,912,000.00	$23,900.00	$1,888,100.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $961.10 per security, which is less than the issue price. The estimated value of the securities is based on Citigroup Global Markets Inc.’s (“CGMI”) proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) The issue price for investors purchasing the securities in fee-based advisory accounts will be $987.50 per security, assuming no custodial fee is charged by a selected dealer, and up to $992.50 per security, assuming the maximum custodial fee is charged by a selected dealer. See “Supplemental Plan of Distribution” in this pricing supplement.

(3) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-5.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-04-06 dated April 7, 2017	Underlying Supplement No. 6 dated April 7, 2017

Prospectus Supplement and Prospectus each dated April 7, 2017

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the VanEck Vectors® Gold Miners ETF and the Shares of the VanEck Vectors® Junior Gold Miners ETF Due March 1, 2019

KEY TERMS (continued)
Automatic early redemption:	If, on any potential redemption date, the closing price of the worst performing underlying shares is greater than or equal to the applicable initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment
Potential redemption dates:	Each quarterly valuation date beginning in May 2018 and ending in November 2018
Final share price:	For each of the underlying shares, the applicable closing price on the final valuation date
Share performance factor:	For each of the underlying shares on any valuation date, the applicable closing price on that valuation date divided by the applicable initial share price
Worst performing underlying shares:	For any valuation date, the underlying shares with the lowest share performance factor on that valuation date
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17324XJZ4 / US17324XJZ42
Underwriter:	CGMI, an affiliate of the issuer, acting as principal

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect whether you receive a contingent coupon payment on a contingent coupon payment date as well as your payment at maturity. These events, including market disruption events and other events affecting the underlying shares, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “—Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an ETF,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding each of the underlying shares that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Dilution and Reorganization Adjustments. With respect to shares of the VanEck Vectors® Gold Miners ETF and shares of the VanEck Vectors® Junior Gold Miners ETF, the respective initial share price, coupon barrier price and final barrier price are each a “Relevant Price” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial share price, the coupon barrier price and the final barrier price applicable to each of the underlying shares, as well as the equity ratio applicable to each of the underlying shares, are each subject to adjustment upon the occurrence of any of the events described in that section.

Postponement of a valuation date. If a scheduled valuation date is not a scheduled trading day for either of the underlying shares or if a market disruption event occurs with respect to either of the underlying shares on a scheduled valuation date, that valuation date will be subject to postponement as described in the accompanying product supplement in the section “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date.” If a scheduled valuation date is postponed, the closing price of each of the underlying shares in respect of that valuation date will be determined based on (i) for either of the underlying shares for which the originally scheduled valuation date is a scheduled trading day and as to which a market disruption event does not occur on the originally scheduled valuation date, the closing price of such underlying shares on the originally scheduled valuation date and (ii) for any other underlying shares, the closing price of such underlying shares on the valuation date as postponed (or, if earlier, the first scheduled trading day for such underlying shares following the originally scheduled valuation date on which a market disruption event did not occur with respect to such underlying shares).

Prospectus for ETFs. In addition to this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus, you should read the prospectus for both ETFs on file at the SEC website, which can be accessed via the hyperlink below. The contents of that prospectus and any documents incorporated by reference therein for each ETF are not incorporated by reference herein or in any way made a part hereof.

https://www.sec.gov/Archives/edgar/data/1137360/000093041317001869/c88082_485bpos.htm

February 2018	PS-2

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the VanEck Vectors® Gold Miners ETF and the Shares of the VanEck Vectors® Junior Gold Miners ETF Due March 1, 2019

Hypothetical Examples

The examples below illustrate how to determine whether a contingent coupon will be paid with respect to a quarterly valuation date and how to determine what you will receive at maturity, assuming the securities are not automatically redeemed prior to maturity. You should understand that the term of the securities, and your opportunity to receive the contingent coupon payments on the securities, may be limited to as short as approximately three months if the securities are automatically redeemed prior to the maturity date. Unless earlier redeemed, during the term of the securities, there are four valuation dates. For ease of analysis, figures in the table below may have been rounded.

The examples below are based on the following values in order to illustrate how the securities work:

Underlying shares	Initial share price	Coupon barrier price	Final barrier price	Equity ratio
Shares of the VanEck Vectors® Gold Miners ETF	$22.18	$17.744 (80% of the applicable initial share price)	$17.744 (80% of the applicable initial share price)	45.08566
Shares of the VanEck Vectors® Junior Gold Miners ETF	$32.47	$25.976 (80% of the applicable initial share price)	$25.976 (80% of the applicable initial share price)	30.79766
Contingent coupon rate:		11.00% per annum, paid quarterly

Hypothetical Examples of Contingent Coupon Payments and any Payment upon Automatic Early Redemption with Respect to a Quarterly Valuation Date that is also a Potential Redemption Date

Set forth below are three hypothetical examples of the calculation of the contingent coupon payment with respect to a hypothetical quarterly valuation date that is also a potential redemption date.

	Hypothetical closing price of the shares of the VanEck Vectors® Gold Miners ETF	Hypothetical closing price of the shares of the VanEck Vectors® Junior Gold Miners ETF	Hypothetical contingent coupon payment per security and any payment upon an automatic early redemption
Example 1	$18.85 (share performance factor = $18.85 / $22.18 = 0.85)	$24.35 (share performance factor = $24.35 / $32.47 = 0.75)	$27.50
Example 2	$9.98 (share performance factor = $9.98 / $22.18 = 0.45)	$35.72 (share performance factor = $35.72 / $32.47 = 1.10)	$0.00
Example 3	$24.40 (share performance factor = $24.40 / $22.18 = 1.10)	$42.21 (share performance factor = $42.21 / $32.47 = 1.30)	$1,027.50 ($1,000 stated principal amount per security plus the related contingent coupon payment)

Example 1: On the hypothetical valuation date, the shares of the VanEck Vectors® Junior Gold Miners ETF have the lowest share performance factor and, therefore, are the worst performing underlying shares. In this scenario, the closing price of the worst performing underlying shares is greater than the applicable coupon barrier price but less than the applicable initial share price. As a result, investors in the securities would receive the contingent coupon payment of $27.50 per security on the related contingent coupon payment date and the securities would not be automatically redeemed.

Example 2: On the hypothetical valuation date, the shares of the VanEck Vectors® Gold Miners ETF have the lowest share performance factor and, therefore, are the worst performing underlying shares. In this scenario, the closing price of the worst performing underlying shares is less than the applicable coupon barrier price and less than the applicable initial share price. As a result, investors would not receive any payment on the related contingent coupon payment date, even though the other underlying shares have appreciated from the applicable initial share price, and the securities would not be automatically redeemed.

Investors in the securities will not receive a contingent coupon payment with respect to a valuation date if, on that valuation date, the closing price of the worst performing underlying shares is less than the applicable coupon barrier price.

Example 3: On the hypothetical valuation date, the hypothetical closing prices of both of the underlying shares are greater than the applicable coupon barrier prices and the applicable initial share prices. In this scenario, the closing price of the worst performing underlying shares is greater than the applicable initial share price and the securities would be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment, or $1,027.50.

Hypothetical Examples of the Payment at Maturity on the Securities

The following examples illustrate the hypothetical payment at maturity on the securities as determined based on the applicable final share prices of the underlying shares on the final valuation date, assuming the securities have not been earlier automatically redeemed.

February 2018	PS-3

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the VanEck Vectors® Gold Miners ETF and the Shares of the VanEck Vectors® Junior Gold Miners ETF Due March 1, 2019

	Hypothetical final share price of the shares of the VanEck Vectors® Gold Miners ETF	Hypothetical final share price of the shares of the VanEck Vectors® Junior Gold Miners ETF	Hypothetical value of what you receive at maturity per security
Example 4	$26.62 (share performance factor = $26.62/ $22.18 = 1.20)	$35.72 (share performance factor = $35.72 / $32.47 = 1.10)	$1,027.50
Example 5	$19.96 (share performance factor = $19.96 / $22.18 = 0.90)	$9.74 (share performance factor = $9.74 / $32.47 = 0.30)	$300.00
Example 6	$0.00 (share performance factor = $0.00 / $22.18 = 0.00)	$19.48 (share performance factor = $19.48 / $32.47 = 0.60)	$0.00

Example 4: In this example, the shares of the VanEck Vectors® Junior Gold Miners ETF are the worst performing underlying shares. In this scenario, the final share price of the worst performing underlying shares is greater than the applicable final barrier price. Accordingly, at maturity, you would receive the stated principal amount of the securities plus the contingent coupon payment of $27.50 per security, but you would not participate in the appreciation of either of the underlying shares.

Example 5: In this example, the shares of the VanEck Vectors® Junior Gold Miners ETF are the worst performing underlying shares. In this scenario, the final share price of the worst performing underlying shares is less than the applicable final barrier price. Accordingly, at maturity, you would receive a fixed number of worst performing underlying shares equal to the applicable equity ratio (or, at our option, the cash value thereof) per security.

In this example, the value of a number of the worst performing underlying shares equal to the applicable equity ratio, based on their closing price on the final valuation date, would be $300.00. Therefore, in this scenario, the value of the worst performing underlying shares (or, in our discretion, cash) you receive at maturity would be significantly less than the stated principal amount of your securities. You would incur a loss based on the performance of the worst performing underlying shares, even though the final share price of the other underlying shares is greater than the applicable final barrier price. In addition, because the final share price of the worst performing underlying shares is below the applicable coupon barrier price, you would not receive any contingent coupon payment at maturity.

If the final share price of the worst performing underlying shares is less than the applicable final barrier price, we will have the option to deliver to you on the maturity date either a number of the worst performing underlying shares equal to the applicable equity ratio or the cash value of those shares based on their closing price on the final valuation date. The value of the worst performing underlying shares on the maturity date may be different than their value on the final valuation date.

Example 6: In this example, the shares of the VanEck Vectors® Gold Miners ETF are the worst performing underlying shares and are worthless on the final valuation date. Accordingly, you would lose your entire investment in the securities at maturity. In addition, because the final share price of the worst performing underlying shares is below the applicable coupon barrier price, you would not receive any contingent coupon payment at maturity.

If the closing price of the worst performing underlying shares were less than the applicable coupon barrier price on each valuation date and less than the applicable final barrier price on the final valuation date, you would not have received any quarterly contingent coupon payments over the term of the securities and, at maturity, would receive significantly less than the stated principal amount of your securities (and possibly nothing).

February 2018	PS-4

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the VanEck Vectors® Gold Miners ETF and the Shares of the VanEck Vectors® Junior Gold Miners ETF Due March 1, 2019

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlying shares. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If the securities are not automatically redeemed prior to maturity, what you receive at maturity will depend on the performance of the worst performing underlying shares on the final valuation date. If the closing price of the worst performing underlying shares on the final valuation date is less than the applicable final barrier price, you will not receive the stated principal amount of your securities at maturity and, instead, will receive a number of the worst performing underlying shares (or, in our sole discretion, cash based on the value thereof) that are expected to be worth less than 80% of the stated principal amount and may be worth nothing. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪	You will not receive any contingent coupon payment for any quarter in which the closing price of the worst performing underlying shares is less than the applicable coupon barrier price on the related valuation date. A contingent coupon payment will be made on a contingent coupon payment date if and only if the closing price of the worst performing underlying shares on the related valuation date is greater than or equal to the applicable coupon barrier price. If the closing price of the worst performing underlying shares is less than the applicable coupon barrier price on any quarterly valuation date, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing price of the worst performing underlying shares is below the applicable coupon barrier price on each valuation date, you will not receive any contingent coupon payments over the term of the securities.

▪	The securities are subject to the risks of both of the underlying shares and will be negatively affected if either of the underlying shares perform poorly, even if the other underlying shares perform well. You are subject to risks associated with both of the underlying shares. If either of the underlying shares perform poorly, you will be negatively affected, even if the other underlying shares perform well. The securities are not linked to a basket composed of the underlying shares, where the better performance of one could ameliorate the poor performance of the other. Instead, you are subject to the full risks of whichever of the underlying shares are the worst performing underlying shares.

▪	You will not benefit in any way from the performance of the better performing underlying shares. The return on the securities depends solely on the performance of the worst performing underlying shares, and you will not benefit in any way from the performance of the better performing underlying shares. The securities may underperform a similar investment in both of the underlying shares or a similar alternative investment linked to a basket composed of the underlying shares, since in either such case the performance of the better performing underlying shares would be blended with the performance of the worst performing underlying shares, resulting in a better return than the return of the worst performing underlying shares.

▪	You will be subject to risks relating to the relationship between the underlying shares. It is preferable from your perspective for the underlying shares to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying shares will not exhibit this relationship. The less correlated the underlying shares, the more likely it is that either one of the underlying shares will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying shares to perform poorly; the performance of the underlying shares that are not the worst performing underlying shares is not relevant to your return on the securities. It is impossible to predict what the relationship between the underlying shares will be over the term of the securities.

▪	Higher contingent coupon rates are associated with greater risk. The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risks that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates, the securities will not be automatically redeemed and the value of what you receive at maturity may be worth significantly less than the stated principal amount of your securities and may be worth nothing. The volatility of and the correlation between the underlying shares are important factors affecting these risks. Greater expected volatility of and lower expected correlation between the underlying shares as of the pricing date may result in a higher contingent coupon rate, but would also represent a greater expected likelihood as of the pricing date that (i) the closing price of the worst performing underlying shares will be less than the applicable coupon barrier price on one or more valuation dates, such that you will not receive one or more, or any,

February 2018	PS-5

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the VanEck Vectors® Gold Miners ETF and the Shares of the VanEck Vectors® Junior Gold Miners ETF Due March 1, 2019

contingent coupon payments during the term of the securities, (ii) the closing price of the worst performing underlying shares will be less than the applicable initial share price on each potential redemption date, such that the securities are not automatically redeemed and (iii) the closing price of the worst performing underlying shares on the final valuation date will be less than the applicable final barrier price, such that you will not be repaid the stated principal amount of your securities at maturity.

▪	You may not be adequately compensated for assuming the downside risk of the worst performing underlying shares. The potential contingent coupon payments on the securities are the compensation you receive for assuming the downside risk of the worst performing underlying shares, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates. Second, the contingent coupon payments are the compensation you receive not only for the downside risk of the worst performing underlying shares, but also for all of the other risks of the securities, including the risk that the securities may be automatically redeemed beginning approximately three months after the issue date, interest rate risk and our and Citigroup Inc.’s credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the contingent coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the worst performing underlying shares.

▪	The securities may be automatically redeemed prior to maturity, limiting your opportunity to receive contingent coupon payments. On any potential redemption date, beginning in May 2018 and ending in November 2018, the securities will be automatically redeemed if the closing price of the worst performing underlying shares on that potential redemption date is greater than or equal to the applicable initial share price. Thus, the term of the securities may be limited to as short as approximately three months. If the securities are automatically redeemed prior to maturity, you will not receive any additional contingent coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

▪	The securities offer downside exposure to the underlying shares, but no upside exposure to the underlying shares. You will not participate in any appreciation in the price of the underlying shares over the term of the securities. Consequently, any positive return on the securities will be limited to the contingent coupon payments you receive, if any, and may be significantly less than the return on the underlying shares over the term of the securities. In addition, you will not receive any dividends or other distributions or have any other rights with respect to the underlying shares or the securities held by either of the underlying share issuers over the term of the securities.

▪	The performance of the securities will depend on the closing prices of the underlying shares solely on the relevant valuation dates, which makes the securities particularly sensitive to the volatility of the underlying shares. Whether the contingent coupon will be paid for any given quarter and whether the securities will be automatically redeemed prior to maturity will depend on the closing prices of the underlying shares solely on the applicable quarterly valuation dates, regardless of the closing prices of the underlying shares on other days during the term of the securities. If the securities are not automatically redeemed, what you receive at maturity will depend solely on the final share price of the worst performing underlying shares, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing prices of the underlying shares on a limited number of dates, the securities will be particularly sensitive to volatility in the closing prices of the underlying shares. You should understand that each of the underlying shares have historically been highly volatile.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

February 2018	PS-6

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the VanEck Vectors® Gold Miners ETF and the Shares of the VanEck Vectors® Junior Gold Miners ETF Due March 1, 2019

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation between the underlying shares, dividend yields on the underlying shares and the securities held by the underlying share issuers and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the coupon that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the price and volatility of the underlying shares and a number of other factors, including the price and volatility of the securities held by the underlying share issuers, the correlation between the underlying shares, dividend yields on the underlying shares and the securities held by the underlying share issuers, changes in the exchange rate between the U.S. dollar and each of the currencies in which the securities held by the underlying share issuers trade, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the price of the underlying shares may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Risks associated with the gold and silver mining industries will affect the price of the underlying shares. The equity securities included in the indices underlying the underlying shares and that are generally tracked by the underlying share issuers are common stocks and American depositary receipts (“ADRs”) of companies primarily engaged in mining for gold and silver. The underlying shares may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector.

Because the underlying share issuers invest primarily in common stocks and ADRs of companies that are involved in the gold mining industries, the underlying shares are subject to certain risks associated with such companies. Competitive pressures may have a significant effect on the financial condition of such companies in the gold mining industry. Also, gold mining companies are highly dependent on the price of gold. The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors, such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors, such as industrial and jewelry demand

February 2018	PS-7

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the VanEck Vectors® Gold Miners ETF and the Shares of the VanEck Vectors® Junior Gold Miners ETF Due March 1, 2019

as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. From time to time, above-ground inventories of gold may also influence the market. It is not possible to predict the aggregate effect of all or any combination of these factors. The price of gold has recently been, and may continue to be, extremely volatile.

The underlying share issuers invest to a lesser extent in common stocks and ADRs of companies involved in the silver mining industry. Silver mining companies are highly dependent on the price of silver. The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end uses for silver include industrial applications, jewelry and silverware.

▪	Risks associated with early stage mining companies will affect the price of the VanEck Vectors® Junior Gold Miners ETF — The issuers of a significant amount of the equity securities held by the VanEck Vectors® Junior Gold Miners ETF may be early stage mining companies that are in the exploration stage only or that hold properties that might not ultimately produce gold or silver. The exploration and development of mineral deposits involve significant financial risks over a significant period of time which even a combination of careful evaluation, experience and knowledge may not eliminate. Few properties which are explored are ultimately developed into producing mines. Major expenditures may be required to establish reserves by drilling and to construct mining and processing facilities at a site. In addition, many early stage miners operate at a loss and are dependent on securing equity and/or debt financing, which might be more difficult to secure for an early stage mining company than for a more established counterpart.

▪	The securities are linked to the VanEck Vectors® Junior Gold Miners ETF and will be subject to risks associated with small capitalization stocks. The stocks that are held by the VanEck Vectors® Junior Gold Miners ETF are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

▪	The underlying shares are subject to risks associated with non-U.S. markets. The equity securities included in the indices underlying the underlying shares and that are generally tracked by the underlying share issuers include common stocks and American depositary receipts (“ADRs”) of companies outside of the United States. Investments in securities linked to the value of non-U.S. stocks involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪	Fluctuations in exchange rates will affect the prices of the underlying shares. Because the underlying share issuers invest in non-U.S. companies and the net asset values of the underlying share issuers are based on the U.S. dollar value of the securities held by the underlying share issuers, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to the relevant country, including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each applicable region. An investor's net exposure will depend on the extent to which the currencies of the applicable countries strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the securities held by the underlying share issuers, the prices of the underlying shares will be adversely affected for that reason alone and your return on the securities may be reduced. Of particular importance to potential currency exchange risk are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments; and the extent of governmental surpluses or deficits in the applicable countries and the United States. All of these factors are in turn sensitive to the monetary,

February 2018	PS-8

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the VanEck Vectors® Gold Miners ETF and the Shares of the VanEck Vectors® Junior Gold Miners ETF Due March 1, 2019

fiscal and trade policies pursued by the governments of the applicable countries and the United States. and other countries important to international trade and finance.

▪	Changes that affect the underlying shares may affect the value of your securities. The sponsor of the indices underlying the VanEck Vectors® Gold Miners ETF and the VanEck Vectors® Junior Gold Miners ETF may add, delete or substitute the stocks that constitute those indices or make other methodological changes that could affect the levels of those indices. In addition, the investment adviser to the VanEck Vectors® Gold Miners ETF and the VanEck Vectors® Junior Gold Miners ETF may change the manner in which the VanEck Vectors® Gold Miners ETF or the VanEck Vectors® Junior Gold Miners ETF operate or its investment objectives at any time. We are not affiliated with the index sponsor or investment adviser and, accordingly, we have no control over any changes such index sponsor or investment adviser may make. Such changes could be made at any time and could adversely affect the performance of the underlying shares and the value of and your return on the securities.

▪	Even if the VanEck Vectors® Gold Miners ETF or the VanEck Vectors® Junior Gold Miners ETF pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on shares of the VanEck Vectors® Gold Miners ETF or shares of the VanEck Vectors® Junior Gold Miners ETF unless the amount of the dividend per share, together with any other dividends paid in the same fiscal quarter, exceeds the dividend paid per share in the most recent fiscal quarter by an amount equal to at least 10% of the closing price of the shares of the VanEck Vectors® Gold Miners ETF or the shares of the VanEck Vectors® Junior Gold Miners ETF, as applicable, on the date of declaration of the dividend. Any dividend will reduce the closing price of the shares of the VanEck Vectors® Gold Miners ETF or the shares of the VanEck Vectors® Junior Gold Miners ETF by the amount of the dividend per share. If the VanEck Vectors® Gold Miners ETF or the VanEck Vectors® Junior Gold Miners ETF pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the market price of shares of the VanEck Vectors® Gold Miners ETF or shares of the VanEck Vectors® Junior Gold Miners ETF. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of shares of the VanEck Vectors® Gold Miners ETF or shares of the VanEck Vectors® Junior Gold Miners ETF would not.

▪	The securities may become linked to shares of an exchange-traded fund other than the VanEck Vectors® Gold Miners ETF or the VanEck Vectors® Junior Gold Miners ETF upon the occurrence of a reorganization event or upon the delisting of the shares of the VanEck Vectors® Gold Miners ETF or the shares of the VanEck Vectors® Junior Gold Miners ETF. For example, if the VanEck Vectors® Gold Miners ETF or the VanEck Vectors® Junior Gold Miners ETF enters into a merger agreement that provides for holders of the shares of the VanEck Vectors® Gold Miners ETF or the shares of the VanEck Vectors® Junior Gold Miners ETF to receive shares of another entity, the shares of such other entity will become the applicable underlying shares for all purposes of the securities upon consummation of the merger. Additionally, if the shares of the VanEck Vectors® Gold Miners ETF or the shares of VanEck Vectors® Junior Gold Miners ETF are delisted, or the VanEck Vectors® Gold Miners ETF or the VanEck Vectors® Junior Gold Miners ETF are otherwise terminated, the calculation agent may, in its sole discretion, select shares of another ETF to be the applicable underlying shares. See “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an Underlying ETF” in the accompanying product supplement.

▪	The price and performance of shares of the VanEck Vectors® Gold Miners ETF and shares of the VanEck Vectors® Junior Gold Miners ETF may not completely track the performance of the indices they seek to track or the net asset values per share of the VanEck Vectors® Gold Miners ETF and the VanEck Vectors® Junior Gold Miners ETF. The VanEck Vectors® Gold Miners ETF and the VanEck Vectors® Junior Gold Miners ETF do not fully replicate the indices that they seek to track (each, an “ETF underlying index”) and may hold securities different from those included in their respective ETF underlying indices. In addition, the performance of the VanEck Vectors® Gold Miners ETF and the VanEck Vectors® Junior Gold Miners ETF reflect additional transaction costs and fees that are not included in the calculation of their respective ETF underlying indices. All of these factors may lead to a lack of correlation between the performance of shares of the VanEck Vectors® Gold Miners ETF and shares of the VanEck Vectors® Junior Gold Miners ETF and their respective ETF underlying indices. In addition, corporate actions with respect to the equity securities constituting the VanEck Vectors® Gold Miners ETF’s or the VanEck Vectors® Junior Gold Miners ETF’s respective ETF underlying indices or held by the VanEck Vectors® Gold Miners ETF or the VanEck Vectors® Junior Gold Miners ETF (such as mergers and spin-offs) may impact the variance between the performance of shares of the VanEck Vectors® Gold Miners ETF and shares the VanEck Vectors® Junior Gold Miners ETF and their respective ETF underlying indices. Finally, because shares of the VanEck Vectors® Gold Miners ETF and shares of the VanEck Vectors® Junior Gold Miners ETF are traded on NYSE Arca, Inc. and are subject to market supply and investor demand, the market value of the VanEck Vectors® Gold Miners ETF and the VanEck Vectors® Junior Gold Miners ETF may differ from their net asset values per share.

During periods of market volatility, securities underlying the VanEck Vectors® Gold Miners ETF or the VanEck Vectors® Junior Gold Miners ETF may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the VanEck Vectors® Gold Miners ETF or the VanEck Vectors® Junior Gold Miners ETF and the liquidity of

February 2018	PS-9

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the VanEck Vectors® Gold Miners ETF and the Shares of the VanEck Vectors® Junior Gold Miners ETF Due March 1, 2019

shares of the VanEck Vectors® Gold Miners ETF or shares of the VanEck Vectors® Junior Gold Miners ETF may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the VanEck Vectors® Gold Miners ETF or shares of the VanEck Vectors® Junior Gold Miners ETF. Further, market volatility may adversely affect, sometimes materially, the price at which market participants are willing to buy and sell shares of the VanEck Vectors® Gold Miners ETF or shares of the VanEck Vectors® Junior Gold Miners ETF. As a result, under these circumstances, the market value of shares of the VanEck Vectors® Gold Miners ETF or shares of the VanEck Vectors® Junior Gold Miners ETF may vary substantially from its net asset value per share. For all of the foregoing reasons, the performance of shares of the VanEck Vectors® Gold Miners ETF and shares the VanEck Vectors® Junior Gold Miners ETF might not correlate with the performance of their respective ETF underlying indices and/or their net asset values per share, which could materially and adversely affect the value of the securities in the secondary market and/or reduce your return on the securities.

▪	Our offering of the securities is not a recommendation of either of the underlying shares. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to either of the underlying shares is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlying shares or the securities held by the underlying share issuers or in instruments related to the underlying shares or such securities, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying shares. These and other activities of our affiliates may affect the prices of the underlying shares in a way that has a negative impact on your interests as a holder of the securities.

▪	The prices of the underlying shares may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the securities held by the underlying share issuers and other financial instruments related to the underlying shares or such securities and may adjust such positions during the term of the securities. Our affiliates also trade the securities held by the underlying share issuers and other financial instruments related to the underlying shares or such securities on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the prices of the underlying shares in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the companies held by the underlying share issuers, the VanEck Vectors® Gold Miners ETF or the VanEck Vectors® Junior Gold Miners ETF, including extending loans to, making equity investments in or providing advisory services to such companies or the VanEck Vectors® Gold Miners ETF or the VanEck Vectors® Junior Gold Miners ETF. In the course of this business, we or our affiliates may acquire non-public information which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such company, they may exercise any remedies against such company that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, events with respect to the VanEck Vectors® Gold Miners ETF or the VanEck Vectors® Junior Gold Miners ETF that may require a dilution adjustment or the delisting of the VanEck Vectors® Gold Miners ETF or the VanEck Vectors® Junior Gold Miners ETF, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. Moreover, as described in the accompanying product supplement under “United States Federal Tax Considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss recognized by U.S. investors, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. investor, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

In addition, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S.

February 2018	PS-10

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the VanEck Vectors® Gold Miners ETF and the Shares of the VanEck Vectors® Junior Gold Miners ETF Due March 1, 2019

equities. In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued in 2018 that do not have a “delta” of one, the securities should not be subject to withholding under Section 871(m). However, the IRS could challenge this conclusion.

We will not be required to pay any additional amounts with respect to amounts withheld.

February 2018	PS-11

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the VanEck Vectors® Gold Miners ETF and the Shares of the VanEck Vectors® Junior Gold Miners ETF Due March 1, 2019

Information About the VanEck Vectors® Gold Miners ETF

The VanEck Vectors® Gold Miners ETF is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities involved primarily in the mining of gold or silver, as measured by the NYSE Arca Gold Miners Index. However, for purposes of the securities, the performance of the VanEck Vectors® Gold Miners ETF will reflect only its price performance, as any dividends paid on the shares of the VanEck Vectors® Gold Miners ETF will not be factored into a determination of the closing price of the VanEck Vectors® Gold Miners ETF.

You may receive underlying shares of the VanEck Vectors® Gold Miners ETF at maturity. Therefore, in making your decision to invest in the securities, you should review the prospectus related to the VanEck Vectors® Gold Miners ETF dated May 1, 2017 filed by the VanEck Vectors® Gold Miners ETF and available at https://www.sec.gov/Archives/edgar/data/1137360/000093041317001869/c88082_485bpos.htm. In making your decision to invest in the securities, you should pay particular attention to the section of the prospectus relating to the VanEck Vectors® Gold Miners ETF titled “VanEck Vectors Gold Miners ETF—Principal Risks of Investing in the Fund.” The contents of the VanEck Vectors® Gold Miners ETF prospectus and any documents incorporated by reference therein are not incorporated by reference herein or in any way made a part hereof.

The VanEck Vectors® Gold Miners ETF is an investment portfolio of Market Vectors® ETF Trust. Van Eck Associates Corporation is currently the investment adviser to the VanEck Vectors® Gold Miners ETF. Information provided to or filed with the SEC by Market Vectors® ETF Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The VanEck Vectors® Gold Miners ETF trades on the NYSE Arca under the ticker symbol “GDX.”

This pricing supplement relates only to the securities offered hereby and does not relate to the shares of the VanEck Vectors® Gold Miners ETF or other securities of the VanEck Vectors® Gold Miners ETF. We have derived all disclosures contained in this pricing supplement regarding the VanEck Vectors® Gold Miners ETF from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the VanEck Vectors® Gold Miners ETF or the NYSE Arca Gold Miners Index.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The VanEck Vectors® Gold Miners ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the shares of the VanEck Vectors® Gold Miners ETF.

Historical Information

The graph below shows the closing prices of the shares of the VanEck Vectors® Gold Miners ETF for each day such prices were available from January 2, 2013 to February 26, 2018. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of the VanEck Vectors® Gold Miners ETF for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the shares of the VanEck Vectors® Gold Miners ETF as an indication of future performance.

February 2018	PS-12

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the VanEck Vectors® Gold Miners ETF and the Shares of the VanEck Vectors® Junior Gold Miners ETF Due March 1, 2019

Shares of the VanEck Vectors® Gold Miners ETF – Historical Closing Prices January 2, 2013 to February 26, 2018

* The red line indicates the coupon barrier price and final barrier price with respect to the VanEck Vectors® Gold Miners ETF of $17.744, equal to 80.00% of the applicable closing price on February 26, 2018.

Shares of the VanEck Vectors® Gold Miners ETF (CUSIP: 92189F106)	High	Low	Dividends
2013
First Quarter	$47.09	$35.91	$0.00000
Second Quarter	$37.45	$22.22	$0.00000
Third Quarter	$30.43	$22.90	$0.00000
Fourth Quarter	$26.52	$20.39	$0.19100
2014
First Quarter	$27.73	$21.27	$0.00000
Second Quarter	$26.45	$22.04	$0.00000
Third Quarter	$27.46	$21.35	$0.00000
Fourth Quarter	$21.94	$16.59	$0.12100
2015
First Quarter	$22.94	$17.67	$0.00000
Second Quarter	$20.82	$17.76	$0.00000
Third Quarter	$17.85	$13.04	$0.00000
Fourth Quarter	$16.90	$13.08	$0.11600
2016
First Quarter	$20.86	$12.47	$0.00000
Second Quarter	$27.70	$19.53	$0.00000
Third Quarter	$31.32	$25.45	$0.00000
Fourth Quarter	$25.96	$18.99	$0.05500
2017
First Quarter	$25.57	$21.14	$0.00000
Second Quarter	$24.57	$21.10	$0.00000
Third Quarter	$25.49	$21.21	$0.00000
Fourth Quarter	$23.84	$21.42	$0.17600
2018
First Quarter (through February 26, 2018)	$24.60	$21.68	$0.00000

The closing price of the shares of the VanEck Vectors® Gold Miners ETF on February 26, 2018 was $22.18.

February 2018	PS-13

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the VanEck Vectors® Gold Miners ETF and the Shares of the VanEck Vectors® Junior Gold Miners ETF Due March 1, 2019

We make no representation as to the amount of dividends, if any, that may be paid on the shares of the VanEck Vectors® Gold Miners ETF in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of the VanEck Vectors® Gold Miners ETF.

Information About the VanEck Vectors® Junior Gold Miners ETF

The VanEck Vectors® Junior Gold Miners ETF is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded small-capitalization companies involved primarily in the mining of gold or silver, as measured by the MVIS™ Global Junior Gold Miners Index. However, for purposes of the securities, the performance of the VanEck Vectors® Junior Gold Miners ETF will reflect only its price performance, as any dividends paid on the shares of the VanEck Vectors® Junior Gold Miners ETF will not be factored into a determination of the closing price of the VanEck Vectors® Junior Gold Miners ETF.

You may receive underlying shares of the VanEck Vectors® Junior Gold Miners ETF at maturity. Therefore, in making your decision to invest in the securities, you should review the prospectus related to the VanEck Vectors® Junior Gold Miners ETF dated May 1, 2017 filed by the VanEck Vectors® Junior Gold Miners ETF and available at https://www.sec.gov/Archives/edgar/data/1137360/000093041317001869/c88082_485bpos.htm. In making your decision to invest in the securities, you should pay particular attention to the section of the prospectus relating to the VanEck Vectors® Junior Gold Miners ETF titled “VanEck Vectors® Junior Gold Miners ETF—Principal Risks of Investing in the Fund.” The contents of the VanEck Vectors® Junior Gold Miners ETF prospectus and any documents incorporated by reference therein are not incorporated by reference herein or in any way made a part hereof.

The VanEck Vectors® Junior Gold Miners ETF is an investment portfolio of Market Vectors® ETF Trust. Van Eck Associates Corporation is currently the investment adviser to the VanEck Vectors® Junior Gold Miners ETF. Information provided to or filed with the SEC by Market Vectors® ETF Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The VanEck Vectors® Junior Gold Miners ETF trades on the NYSE Arca under the ticker symbol “GDXJ.”

This pricing supplement relates only to the securities offered hereby and does not relate to the shares of the VanEck Vectors® Junior Gold Miners ETF or other securities of the VanEck Vectors® Junior Gold Miners ETF. We have derived all disclosures contained in this pricing supplement regarding the VanEck Vectors® Junior Gold Miners ETF from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the VanEck Vectors® Junior Gold Miners ETF or the MVISTM Global Junior Gold Miners Index.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The VanEck Vectors® Junior Gold Miners ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the shares of the VanEck Vectors® Junior Gold Miners ETF.

Historical Information

The graph below shows the closing prices of the shares of the VanEck Vectors® Junior Gold Miners ETF for each day such prices were available from January 2, 2013 to February 26, 2018. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of the VanEck Vectors® Junior Gold Miners ETF for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the shares of the VanEck Vectors® Junior Gold Miners ETF as an indication of future performance.

February 2018	PS-14

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the VanEck Vectors® Gold Miners ETF and the Shares of the VanEck Vectors® Junior Gold Miners ETF Due March 1, 2019

VanEck Vectors® Junior Gold Miners ETF – Historical Closing Prices January 2, 2013 to February 26, 2018

* The red line indicates the coupon barrier price and final barrier price with respect to the VanEck Vectors® Junior Gold Miners ETF of $25.976, equal to 80.00% of the applicable closing price on February 26, 2018.

VanEck Vectors® Junior Gold Miners ETF (CUSIP: 92189F791)	High	Low	Dividends
2013
First Quarter	$82.44	$60.24	$0.00000
Second Quarter	$65.56	$33.04	$0.00000
Third Quarter	$52.46	$34.26	$0.00000
Fourth Quarter	$41.48	$28.85	$0.00000
2014
First Quarter	$44.83	$31.09	$0.00000
Second Quarter	$43.07	$33.10	$0.00000
Third Quarter	$45.51	$33.62	$0.00000
Fourth Quarter	$34.46	$21.47	$0.17800
2015
First Quarter	$30.10	$21.29	$0.00000
Second Quarter	$26.71	$23.62	$0.00000
Third Quarter	$23.84	$18.31	$0.00000
Fourth Quarter	$23.34	$18.60	$0.13900
2016
First Quarter	$28.71	$17.09	$0.00000
Second Quarter	$42.62	$27.50	$0.00000
Third Quarter	$51.68	$41.77	$0.00000
Fourth Quarter	$43.54	$28.18	$1.50700
2017
First Quarter	$42.29	$32.98	$0.00000
Second Quarter	$38.04	$29.65	$0.00000
Third Quarter	$37.68	$31.29	$0.00000
Fourth Quarter	$34.97	$30.04	$0.01100
2018
First Quarter (through February 26, 2018)	$35.74	$30.63	$0.00000

The closing price of the shares of the VanEck Vectors® Junior Gold Miners ETF on February 26, 2018 was $32.47.

February 2018	PS-15

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the VanEck Vectors® Gold Miners ETF and the Shares of the VanEck Vectors® Junior Gold Miners ETF Due March 1, 2019

We make no representation as to the amount of dividends, if any, that may be paid on the shares of the VanEck Vectors® Junior Gold Miners ETF in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of the VanEck Vectors® Junior Gold Miners ETF.

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. This discussion does not address the U.S. federal tax consequences of the ownership or disposition of the underlying shares that you may receive at maturity. You should consult your tax adviser regarding the particular U.S. federal tax consequences of the ownership and disposition of the underlying shares.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or exchange of a security (including retirement at maturity for cash), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be short-term capital gain or loss. If, upon retirement of the securities, you receive underlying shares, you should not recognize gain or loss with respect to the underlying shares received, other than any fractional underlying share for which you receive cash. Your basis in any underlying shares received, including any fractional underlying share deemed received, should be equal to your tax basis in the securities.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In addition, the U.S. Treasury Department and the IRS have released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts.” While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential consequences of the IRS notice.

Withholding Tax on Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to Non-U.S. Holders (as defined in the accompanying product supplement), generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

Moreover, as discussed under “United States Federal Tax Considerations – Tax Consequences to Non-U.S. Holders – Possible Withholding Under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued in 2018 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be Specified Securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. Underlying Equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified Securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to amounts withheld.

February 2018	PS-16

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the VanEck Vectors® Gold Miners ETF and the Shares of the VanEck Vectors® Junior Gold Miners ETF Due March 1, 2019

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $12.50 for each $1,000 security sold in this offering (or up to $5.00 per security in the case of sales to fee-based advisory accounts). From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI a fixed selling concession of $12.50 for each $1,000 security they sell to accounts other than fee-based advisory accounts. CGMI will pay selected dealers not affiliated with CGMI, which may include dealers acting as custodians, a variable selling concession of up to $5.00 for each $1,000 security they sell to fee-based advisory accounts. Broker-dealers affiliated with CGMI, including Citi International Financial Services, Citigroup Global Markets Singapore Pte. Ltd. and Citigroup Global Markets Asia Limited, will receive a fixed selling concession, and financial advisors employed by such affiliated broker-dealers will receive a fixed selling concession, of $12.50 for each $1,000 security they sell. CGMI will pay the registered representatives of CGMI a fixed selling concession of $12.50 for each $1,000 security they sell directly to the public. For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Secondary market sales of securities typically settle two business days after the date on which the parties agree to the sale. Because the issue date for the securities is more than two business days after the pricing date, investors who wish to sell the securities at any time prior to the second business day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisors in this regard.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the closing prices of either of the underlying shares and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

February 2018	PS-17

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the VanEck Vectors® Gold Miners ETF and the Shares of the VanEck Vectors® Junior Gold Miners ETF Due March 1, 2019

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

February 2018	PS-18

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the VanEck Vectors® Gold Miners ETF and the Shares of the VanEck Vectors® Junior Gold Miners ETF Due March 1, 2019

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area.  For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Scott L. Flood, General Counsel and Secretary of Citigroup Global Markets Holdings Inc., and Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated April 7, 2017, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on April 7, 2017, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Scott L. Flood, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not

February 2018	PS-19

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the VanEck Vectors® Gold Miners ETF and the Shares of the VanEck Vectors® Junior Gold Miners ETF Due March 1, 2019

contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2018 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

February 2018	PS-20